UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2009

1st Financial Services Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-53264	26-0207901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

1st Financial Services Corporation is preparing to submit to the FDIC, the Federal Reserve Bank of Richmond, and the North Carolina Commissioner of Banks notification of appointment of a Chief Executive Officer to replace the CEO whose resignation became effective at the end of October. Under section 32 of the Federal Deposit Insurance Act, advance notice must be given to the FDIC and to the Federal Reserve Bank for any change in directors or senior executive officers by 1st Financial Services Corporation and Mountain 1st Bank & Trust Company. Likewise, approval of the North Carolina Commissioner of Banks is necessary under North Carolina law. The banking agencies will review the background and qualifications of the proposed CEO candidate and the terms of his proposed employment contract with 1st Financial Services Corporation. The banking agencies could raise objections to the terms of the proposed CEO’s contract and they could disapprove his appointment. If the banking agencies do not object to the proposed new CEO’s appointment, his service as CEO of 1st Financial Services Corporation and Mountain 1st Bank & Trust Company and his employment contract will become effective no later than 30 days after the banking agencies accept the advance notice for processing, or if later the date that the North Carolina Commissioner of Banks approves the new CEO’s appointment. The 30-day review period may be extended, however, for up to an additional 60 days. 1st Financial Services Corporation anticipates submitting advance notification no later than December 18, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Financial Services Corporation

Date: December 11, 2009	/S/ ROGER A. MOBLEY
Roger A. Mobley
Chief Financial Officer